                                                                    EXHIBIT 10.6

                         TRANSCORE DEFERRED OPTION PLAN

         1. Purpose of the Plan. This plan shall be known as the TransCore Deferred Option Plan. The purpose of the Plan is to attract, retain and motivate the highest quality employees for positions of substantial responsibility and to provide additional incentives to those employees so as to promote the success of the Company.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Administrator" shall mean the Board, or the person or persons appointed by Board to serve under paragraph 15, below.

                  (b) "Award Date" shall mean the effective date of the
                      Participant's Option Agreement.

                  (c) "Board" shall mean the Board of Directors of the Company.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (f) "Company" shall mean TransCore.

                  (g) "Employee" shall mean any employee of the Company or its subsidiaries.

                  (h) "Option" shall mean an option granted pursuant to this
                      Plan to purchase one or more Shares.

                  (i) "Option Agreement" means a written agreement evidencing the award of an Option under the Plan.

                  (j) "Participant" shall mean any Employee who receives an
                      Option under the Plan, as evidenced by an Option Agreement entered into between such Employee and the Company.

                  (k) "Plan" shall mean the TransCore Deferred Option Plan, as amended from time to time.

                  (l) "Shares" shall mean the shares of mutual funds, shares of common or preferred stock of a corporation listed or reported on a national securities exchange or quotation system, or shares of a regulated investment company, as designated and amended by the Board and referenced in Appendix A. Shares may also include common or preferred stock or preferred stock with warrants of the Company. In no way, however, may Shares include units of any money market funds or other cash equivalents. Shares subject to purchase pursuant to any Option shall also include any earnings on such shares subsequent to the Award Date.

                  (m) "Termination of Employment" shall mean the date on which the employee ceases to perform services for the Company.

         3. Term of Plan. The Plan shall become effective on the date it is adopted by the Board and shall continue in effect until terminated pursuant to paragraph 13.

         4. Shares Subject to the Option. The aggregate number and type of Shares subject to Options as approved by the Board will be fully described in each Option Agreement.

         5. Eligibility. Select Employees of the Company who meet the participation guidelines as established by the Board are eligible to receive Options under the Plan. Any criteria for performance awards may be adopted in conjunction with this Plan as long as such criteria meets the needs of the business and is aligned with the strategic goals and objectives of the business.

         6. Grant of Options. The Board shall determine the number of Shares to be offered from time to time and grant Options under the Plan. The grant of Options shall be evidenced by written Option Agreements containing such terms and provisions as approved by the Board.

         7. Time of Grant of Options. The date of Grant of an Option under the Plan shall, for all purposes, be the date on which the Board awards the Option, as evidenced by the execution of an Option Agreement.

         8. Option Price. The Option Price for each Share shall be expressed in each Option Agreement, provided, however, the Option Price shall be no lower than twenty-five percent (25%) of the fair market value of a Share on the date of grant of the Option. "Fair Market Value" means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the NASDAQ National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall

TransCore Deferred Option Plan
                  have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall mean the Fair Market Value of the Stock [a] as determined by the Board to be equal to the share price realized from the most recent private placement of shares that are subject to an option grant hereunder, or [b] as determined at least annually by a nationally recognized appraiser or an appraiser with expertise in the industry in which the Company operates (the "Appraiser"), who shall be selected by the Board. The Board may require that the Appraiser update its determination of the Fair Market Value in the event the Board determines in good faith that the Fair Market Value has changed materially since the then most recent private placement or appraisal was concluded. The Company shall be responsible for the fees and expenses incurred with respect to any update to the most recent appraisal.

         9. Exercise. Except as otherwise provided in an Option Agreement, all Options granted under the Plan will be vested at grant and therefore may be exercisable immediately, unless stated otherwise by the Board.

                  The Option may be exercised in full or in part within twenty years from the date on which options are granted, or such shorter period as may be specified by the Board in the Option Agreement.

                  Reinvested dividends shall be attributed proportionally to the property subject to the Option awards and will be deemed exercised when the underlying award is exercised. For example, if an original grant of an Option to purchase 500 shares generated 100 shares from reinvested dividends, an exercise of one-fourth of the originally granted options will result in the purchase of 150 shares in order to proportionally include the resulting reinvested dividends.

                  The Participant shall have the right to receive in-kind distributions upon exercise as the ordinary means of distribution. Other means of distribution such as cash may be authorized by the Board on a case-by-case basis.

                  In addition, all Options granted under the Plan may only be exercised subject to any other terms specified in the Option Agreement and if such terms conflict with the terms of this Plan, the terms of the Option Agreement control.

         10. Limitations on Option Disposition. Any Option granted under the Plan and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise alienated by the Participant other than by gift or will or the laws of descent and distribution. Options shall not be subject to, in whole or in part, the debts, contracts, liabilities, or torts of the Participant, nor shall they be subject to garnishment, attachment, execution, levy or other legal or equitable process.

TransCore Deferred Option Plan

         11. Limitations on Option Exercise and Distribution. In the event that the listing, registration or qualification of an Option or Shares on any securities exchange or under any state or federal law, or the consent of approval of any governmental regulatory body, or the availability of any exemption therefrom, is necessary as a condition of, or in connection with, the exercise of an Option, then the Option shall not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation or liability to deliver any Shares under the Plan unless such delivery would comply with all applicable laws and all applicable requirements of any securities exchange or similar entity

         12. Withholding of Taxes. The Board may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Option issued under the Plan including, but not limited to, the withholding of the issuance of all or any portion of such Shares until the Participant reimburses the Company for the amount the Company is required to withhold with respect to such taxes, canceling any portion of such issuance in an amount sufficient to reimburse itself for the amount it is required to so withhold, or taking any other action reasonably required to satisfy the Company's withholding obligation.

         13. Modification of Option or Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made. Except as permitted under this Section 16 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant awarded under the Plan.

         14. Substitution of Option. If a Participant has been granted an Option to purchase Shares under an Option Agreement, then except as limited by the terms of the Option Agreement or Plan, the Participant may direct that the Option be converted into an Option to purchase other Shares as permitted by the Option Agreement with written consent of the Board. Such substitution shall only be allowed to the extent that, immediately following the substitution, the difference between the fair market value of the Shares subject to the substituted Option and the exercise price of the substituted Option is no greater than the difference which existed immediately prior to the substitution between the fair market value of the Shares subject to the original Option and the exercise price of the original Option. In no event shall a participant be permitted to make substitutions more often than annually.

TransCore Deferred Option Plan

         15. Administration of the Plan. The Board, in its sole discretion, is authorized to select the Employees who will receive Options and to determine the number of Options and the number of Shares under each Option. The Board, or the person or persons appointed by the Board to serve as Administrator, shall be the Administrator of the Plan. The Administrator, in its sole discretion, is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to the Options granted under the Plan, to determine the form and content of Options to be issued under the Plan, and to make such other determinations and exercise such other power and authority as may be necessary or advisable for the administration of the Plan. No fee or compensation shall be paid to any person for services as the Administrator. The Administrator in its sole discretion may delegate and pay compensation for services rendered relating to the ministerial duties of plan administration including, but not limited to, selection of investments available under the Plan. Any determination made by the Administrator pursuant to the powers set forth herein are final, binding and conclusive upon each Participant and upon any other person affected by such decision, subject to the claims procedure hereinafter set forth. The Administrator shall decide any question which may arise regarding the rights of employees, Participants and beneficiaries, and the amounts of their respective interests, adopt such rules and to exercise such powers as the Administrator may deem necessary for the administration of the Plan, and exercise any other rights, powers or privileges granted to the Administrator by the terms of the Plan. The Administrator shall maintain full and complete records of its decisions. Its records shall contain all relevant data pertaining to the Participant and his rights and duties under the Plan. The Administrator shall have the duty to maintain Account records or all Participants. The Administrator shall cause the principal provisions of the Plan to be communicated to the Participants and a copy of the Plan and other documents shall be available at the principal office of the Company for inspection by Participants at reasonable times determined by the Administrator.

         16. Continued Employment Not Presumed. Nothing in the Plan or any document describing it nor the grant of an Option via an Option Agreement shall give any Participant the right to continue in employment with the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

         17. Governing Law. The Plan shall be governed by and construed in accordance with the laws of Pennsylvania.

         18. Severability of Provisions. Should any provision of the Plan be determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

TransCore Deferred Option Plan

         19. Hedge of Liability Created by the Option Plan. At the sole discretion of the Board, the liability created by the exercise of the Options issued pursuant to the Option Plan may be offset by the Company entering into a hedging transaction. The hedging transaction may consist of the Company purchasing all or part of the Shares subject to the Options issued pursuant to the Plan, at date of grant of the Options or at any time during the Option exercise period.

         20. Claims Procedure. In general, any claim for benefits under the Plan shall be filed by the Participant or beneficiary ("claimant") on the form prescribed for such purpose with the Administrator. If a claim for benefits under the Plan is wholly or partially denied, notice of the decision shall be furnished to the claimant by the Administrator within a reasonable period of time after receipt of the claim by the Administrator. The claims procedure shall be as follows:

                           (a) Any claimant who is denied a claim for benefits shall be furnished written notice setting forth:

                                    (i)   the specific reason or reasons for the
                                          denial;

                                    (ii)  specific reference to the pertinent
                                          provision of the Plan upon which the
                                          denial is based;

                                    (iii) a description of any additional
                                          material or information necessary for
                                          the claimant to perfect the claim; and

                                    (iv)  an explanation of the claim review
                                          procedure under the Plan.

                           (b) In order that a claimant may appeal a denial of a claim, the claimant or the claimant's duly authorized representative may:

                                    (i)   request a review by written
                                          application to the Administrator, or
                                          its designate, no later than sixty
                                          (60) days after receipt by the
                                          claimant of written notification of
                                          denial of a claim;

                                    (ii)  review pertinent documents; and

                                    (iii) submit issues and comments in writing.

                           (c) A decision on review of a denied claim shall be made not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred and twenty (120) days after receipt of a request for review. The decision on a review shall be in writing and shall include the specific reason(s) for the decision and the specific reference(s) to the pertinent provisions of the Plan on which the decision is based.

         22. Designation of Beneficiary. A Participant, by filing the prescribed form with the Administrator (See Exhibit B), may designate one or more beneficiaries and

TransCore Deferred Option Plan
                  successor beneficiaries who shall be given the right to exercise Options in accordance with the terms of the Plan in the event of the Participant's death. In the event the Participant does not file a form designating one or more beneficiaries, or no designated beneficiary survives the Participant, the Option shall be exercisable by the individual to whom such right passes by will or the laws or descent and distribution.

         23. Intent. The Plan is intended to be unfunded and maintained by the Company solely to provide options to a select group of management or highly compensated employees as such group is described under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") as interpreted by the U.S. Department of Labor. The Plan is not intended to be a plan described in Sections 401(a) or 457 of the Code. The obligation of the Company to deliver Shares subject to the Options granted under this Plan constitutes nothing more than an unsecured promise of the Company to fulfill such obligations and any property of the Company that may be set aside to permit it to fulfill such obligations under the Plan shall, in the event of the Company's bankruptcy or insolvency, remain subject to the claims of the Company's general creditors until such Options are exercised. At the discretion of the Administrator, the individual assets of the Plan for any or all Participants may be placed in a rabbi trust, which meets the guidelines of Revenue Procedure 92-64.

         24. Option Financing. Upon the exercise of any Option granted under the Plan, the Participant may request that the Company sell or deem to sell a number of Shares otherwise deliverable to the Participant and attributable to the exercise of the Option in order to pay the exercise price of the Option. The Board may, in its sole discretion, make financing available to the Participant to facilitate the exercise of the Option, subject to such terms as the Board may specify.

                               ******************

         As evidence of its adoption of the Plan, TransCore has caused this instrument to be signed by its officer of representative duly authorized on this 28th day of June, 2000.

                                                TransCore

                                                By:   /s/ DAVID SPARKS
                                                      _________________________

                                                Title:  EXECUTIVE VICE PRESIDENT
                                                       _________________________

TransCore Deferred Option Plan

                                   APPENDIX A

            SHARES AVAILABLE TO THE COMPANY FOR GRANT OR SUBSTITUTION

Description

TransCore Series A-1 Preferred Shares with warrants

TransCore Deferred Option Plan

                                 FIRST AMENDMENT
                                     TO THE
                         TRANSCORE DEFERRED OPTION PLAN

WHEREAS, TransCore (hereinafter referred to as the "Employer") maintains the TransCore Deferred Option Plan (hereinafter referred to as the "Plan") as effective June 28, 2000; and

WHEREAS, the Employer desired to amend the Plan to revise the terms and conditions of the Plan.

NOW THEREFORE, pursuant to Section 13 of the Plan, the Plan is hereby amended as follows:

Section 10 shall read:

      Succession and Transferability. Except as otherwise provided in this paragraph, the Option and the rights and privileges conferred herewith shall not be sold, transferred, encumbered, hypothecated or otherwise anticipated by the Participant other than by will or the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with the Approval of the Committee, may transfer by gift any Option or part thereof to (a) a member or members of the Participant's Immediate Family and/or to a trust established for the benefit of an Immediate Family member or members, or
      (b) a charitable organization described in Section 170(c) of the Internal Revenue Code of 1986, as amended from time to time, provided such transfer is irrevocable, is made without consideration, and each Option so transferred by the Participant remains subject after transfer to the provisions of the Plan. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren. This Option is not liable for or subject to, in whole or in part, the debts, contract, liabilities or torts of the Participant, nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions with respect to termination of employment set forth in Section 16 shall continue to apply with respect to the Participant, in which event the Options shall be exercisable by the transferee only to the extent and for the periods specified herein. The participant will remain subject to withholding taxes upon exercise of any such Option by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including without limitation, early termination of an Option on account of termination of employment of the participant.

IN WITNESS WHEREOF, the Employer has executed and adopted this First Amendment on this day of _____________, 2002.

TRANSCORE:

BY:  /s/ Claudia F. Wiegand

TITLE: Executive Vice President